As filed with the Securities and Exchange Commission on
                                                   March 2, 2001
                                       Registration No. ________

================================================================

             SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549
                     ___________________

                          FORM S-8
                   REGISTRATION STATEMENT
                            UNDER
                 THE SECURITIES ACT OF 1933
                     ___________________

              New Century Financial Corporation
   (Exact name of registrant as specified in its charter)
                     ___________________

             Delaware                            33-0683629
(State or other jurisdiction of               (I.R.S. Employer
incorporation or organization)               Identification No.)

             18400 Von Karman Avenue, Suite 1000
                  Irvine, California 92612
          (Address of principal executive offices)
                     ___________________

  New Century Financial Corporation 1995 Stock Option Plan
                  (Full title of the plan)
                     ___________________

                       Brad A. Morrice
                 Vice Chairman and President
              New Century Financial Corporation
             18400 Von Karman Avenue, Suite 1000
                  Irvine, California 92612
           (Name and address of agent for service)
                     ___________________

Telephone number, including area code, of agent for service:
                       (949) 440-7030
                     ___________________

              CALCULATION  OF REGISTRATION  FEE
----------------------------------------------------------------
                             Proposed   Proposed
Title of                     maximum    Maximum
securities     Amount        offering   Aggregate      Amount of
to be          to be         price      Offering    registration
registered     registered    per unit   Price       fee
----------------------------------------------------------------

Common Stock,   500,000(1)   $9.25(2)   $4,625,000(2)  $1,157(2)
par value       shares
$0.01 per
share
----------------------------------------------------------------

(1) This Registration Statement covers, in addition to the number of shares of Common Stock stated above, options and other rights to purchase or acquire the shares of Common Stock covered by the Prospectus and, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), an additional indeterminate number of shares, options and rights which by reason of certain events specified in the New Century Financial Corporation 1995 Stock Option Plan, as amended (the "Plan"), may become subject to the Plan.

(2) Pursuant to Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on February 27, 2001, as reported on the Nasdaq National Market System.

     The Exhibit Index for this Registration Statement is at
     page 6.
================================================================

                           PART I

                 INFORMATION REQUIRED IN THE
                  SECTION 10(a) PROSPECTUS


     The documents containing the information specified in
Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Securities Act Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Securities Act Rule 424. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                           PART II

                 INFORMATION REQUIRED IN THE
                   REGISTRATION STATEMENT


Item 3.  Incorporation of Certain Documents by Reference

     The following documents of New Century Financial
Corporation (the "Company") filed with the Commission are incorporated herein by reference:

(a) The Registration Statement on Form S-8 of the Company relating to the Plan filed with the Commission on August
     1, 1997 (registration number 333-32709).

(b) The Registration Statement on Form S-8 of the Company relating to the Plan filed with the Commission on May
     27, 1998 (registration number 333-53665).

(c) The Registration Statement on Form S-8 of the Company relating to the Plan filed with the Commission on July
     29, 1999 (registration number 333-84049).


Item 5.  Interests of Named Experts and Counsel

     The validity of the original issuance of the Common Stock registered hereby is passed on for the Company by Stergios Theologides, Esq. Mr. Theologides is the Senior Vice President, General Counsel and Secretary of the Company, is compensated by the Company as an employee, is the holder of options to acquire shares of Common Stock, and is eligible to participate in the Plan.

Item 8.  Exhibits

     See the attached Exhibit Index at page 6.

                         SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on the 2nd day of March, 2001.



                              By:  /s/ Brad A. Morrice
                                 -------------------------------
                                 Brad A. Morrice
                                 Vice Chairman and President



                      POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Robert K. Cole and Brad A. Morrice, or either of them individually, his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


     Signature                  Title                Date
     ---------                  -----                ----
/s/ Robert K. Cole
-------------------      Chairman and Chief        March 2, 2001
Robert K. Cole           Executive Officer
                         (Principal Executive
                         Officer)
/s/ Brad A. Morrice
-------------------      Vice Chairman,            March 2, 2001
Brad A. Morrice          President and
                         Director
/s/ Edward F. Gotschall
-----------------------  Vice Chairman, Chief      March 2, 2001
Edward F. Gotschall      Financial Officer and
                         Director (Principal
                         Financial and
                         Accounting Officer)
/s/ Terrence P. Sandvik
------------------------ Director                  March 2, 2001
Terrence P. Sandvik

/s/ Richard A. Zona
-------------------      Director                  March 2, 2001
Richard A. Zona

/s/ Michael M. Sachs
--------------------     Director                  March 2, 2001
Michael M. Sachs

/s/ Fredric J. Forster
----------------------   Director                  March 2, 2001
Fredric J. Forster

                        EXHIBIT INDEX


Exhibit
Number               Description of Exhibit
-------              ----------------------

4.                   New Century Financial Corporation 1995
                     Stock Option Plan.

5.                   Opinion of Counsel (opinion re
                     legality).

23.1                 Consent of KPMG LLP (Consent of Independent
                     Auditors).

23.2                 Consent of Counsel (included in Exhibit 5).

24.                  Power of Attorney (included in this
                     Registration Statement under "Signatures").